Earnings Release

Mastercard Incorporated Reports Fourth Quarter and Full Year 2024 Financial Results

•Fourth quarter net income of $3.3 billion, and diluted earnings per share (EPS) of $3.64
•Fourth quarter adjusted net income of $3.5 billion, and adjusted diluted EPS of $3.82
•Fourth quarter net revenue of $7.5 billion, an increase of 14%, or 16% on a currency-neutral basis
•Fourth quarter gross dollar volume up 12% and purchase volume up 13%, on a local currency basis
Purchase, NY - January 30, 2025 - Mastercard Incorporated (NYSE: MA) today announced financial results for the fourth quarter and full year 2024.

“We delivered strong results this quarter with net revenue growth of 14% year-over-year, or 16% on a currency-neutral basis,” said Michael Miebach, Mastercard CEO. “Our diverse capabilities in payments and services and solutions – including the acquisition of Recorded Future this quarter – set us apart and position us well for long term growth as we outlined at our Investor Day. That value is seen in the continued momentum of our new and expanded wins.”

Quarterly Results

Fourth Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q4 2024	Q4 2023	Reported GAAP	Currency-neutral
Net revenue	$7.5	$6.5	14%	16%
Operating expenses	$3.6	$3.2	12%	12%
Operating income	$3.9	$3.4	17%	19%
Operating margin	52.6%	51.5%	1.1 ppt	1.5 ppt
Effective income tax rate	14.1%	16.0%	(1.8) ppt	(1.6) ppt
Net income	$3.3	$2.8	20%	22%
Diluted EPS	$3.64	$2.97	23%	25%

Key Fourth Quarter Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	Q4 2024	Q4 2023	As adjusted	Currency-neutral
Net revenue	$7.5	$6.5	14%	16%
Adjusted operating expenses	$3.3	$2.9	14%	15%
Adjusted operating margin	56.3%	56.2%	0.1 ppt	0.4 ppt
Adjusted effective income tax rate	14.9%	17.0%	(2.0) ppt	(1.8) ppt
Adjusted net income	$3.5	$3.0	18%	19%
Adjusted diluted EPS	$3.82	$3.18	20%	22%
[1] The Key Fourth Quarter Non-GAAP Results exclude the impact of gains and losses on the Company’s equity investments, special items as described on page 11 (“Fourth Quarter Special Items”) and/or the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). See page 11 for the Company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q4 2024 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 12%	up 20%	up 11%
The following information is provided to aid in understanding Mastercard’s fourth quarter 2024 results, versus the year ago period.
•Net revenue increased 14%, or 16% on a currency-neutral basis. This includes a minimal impact from acquisitions. The increase was attributable to growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 13%, or 15% on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 12%, on a local currency basis, to $2.6 trillion.
•Cross-border volume growth of 20% on a local currency basis.
•Switched transactions growth of 11%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 14%, or 17% on a currency-neutral basis, primarily due to an increase in our key drivers as well as new and renewed deals.
▪Value-added services and solutions net revenue increased 16%, or 17% on a currency-neutral basis. This includes a 1 percentage point increase from acquisitions. The increase was driven primarily by growth in our underlying key drivers, strong demand for our consumer acquisition and engagement and business and market insight services, the scaling of our security and digital and authentication solutions, and pricing.
•Total operating expenses increased 12%. Excluding the impact of Fourth Quarter Special Items, adjusted operating expenses increased 14%, or 15% on a currency neutral basis. This includes a 1 percentage point increase from acquisitions. The increase in as-reported and as-adjusted operating expenses was primarily due to higher general and administrative expenses.
•Other income (expense) was favorable $4 million versus the year ago period, primarily due to losses on sales of certain assets in the prior period, increased investment income and net gains on our equity investments, partially offset by increased interest expense related to our debt portfolio. Excluding the impact of net gains on equity investments, adjusted other income (expense) was unfavorable $4 million versus the prior year.
•The effective tax rate for the fourth quarter of 2024 was 14.1%, versus 16.0% for the comparable period in 2023. The adjusted effective tax rate for the fourth quarter of 2024 was 14.9%, versus 17.0% for the comparable period in 2023. Both the as-reported and as-adjusted effective tax rates were lower in 2024 primarily due to a discrete tax benefit recognized in the current period and a change in our geographic mix of earnings in 2024.
•As of December 31, 2024, the Company’s customers had issued 3.5 billion Mastercard and Maestro-branded cards.

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Full Year Results

Full Year Operating Results			Increase / (Decrease)
$ in billions, except per share data	2024	2023	Reported GAAP	Currency-neutral
Net revenue	$28.2	$25.1	12%	13%
Operating expenses	$12.6	$11.1	13%	14%
Operating income	$15.6	$14.0	11%	13%
Operating margin	55.3%	55.8%	(0.5) ppt	(0.2) ppt
Effective income tax rate	15.6%	17.9%	(2.3) ppt	(2.2) ppt
Net income	$12.9	$11.2	15%	17%
Diluted EPS	$13.89	$11.83	17%	19%

Key Full Year Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	2024	2023	As adjusted	Currency-neutral
Net revenue	$28.2	$25.1	12%	13%
Adjusted operating expenses	$11.7	$10.6	11%	11%
Adjusted operating margin	58.4%	58.0%	0.4 ppt	0.7 ppt
Adjusted effective income tax rate	16.2%	18.5%	(2.3) ppt	(2.2) ppt
Adjusted net income	$13.5	$11.6	17%	18%
Adjusted diluted EPS	$14.60	$12.26	19%	21%
[1] The Key Full Year Non-GAAP Results exclude the impact of gains and losses on the Company’s equity investments, special items as described on page 12 (“Full Year Special Items”) and/or the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). See page 12 for the Company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Full Year 2024 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 11%	up 18%	up 11%
The following information is provided to aid in understanding Mastercard’s full year 2024 results, versus the year ago period.
•Net revenue increased 12%, or 13% on a currency-neutral basis. The increase was attributable to growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 10%, or 11% on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 11%, on a local currency basis, to $9.8 trillion.
•Cross-border volume growth of 18% on a local currency basis.
•Switched transactions growth of 11%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 16%, or 18% on a currency-neutral basis, primarily due to an increase in our key drivers as well as new and renewed deals.

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▪Value-added services and solutions net revenue increased 17%, as reported and on a currency-neutral basis. The increase was driven primarily by growth in our underlying key drivers, strong demand for our consumer acquisition and engagement and business and market insight services, the scaling of our security and digital and authentication solutions, and pricing.
•Total operating expenses increased 13%, primarily due to higher general and administrative expenses and litigation provisions. Excluding the impact of Full Year Special Items, adjusted operating expenses increased 11%, both as adjusted and on a currency-neutral basis, primarily due to higher general and administrative expenses.
•Other income (expense) was favorable $41 million versus the year ago period, primarily due to increased investment income, lower net losses on our equity investments and losses on sales of certain assets in the prior year, partially offset by increased interest expense. Excluding the impact of net losses on equity investments, adjusted other income (expense) was favorable $9 million versus the prior year.
•The effective tax rate for 2024 was 15.6%, versus 17.9% for the comparable period in 2023. The adjusted effective tax rate for 2024 was 16.2%, versus 18.5% for the comparable period in 2023. Both the as-reported and as-adjusted effective tax rates were lower than the prior year rates primarily due to the establishment of a valuation allowance in 2023, partially offset by our ability in 2023 to claim more U.S. foreign tax credits generated in 2022 and 2023. Additionally, a change in our geographic mix of earnings in 2024 contributed to the lower effective income tax rate compared to the prior year.
Return of Capital to Shareholders
During the fourth quarter of 2024, Mastercard repurchased 6.5 million shares at a cost of $3.4 billion and paid $606 million in dividends.
During the full year 2024, Mastercard repurchased 23.0 million shares at a cost of $11.0 billion and paid $2.4 billion in dividends.
Quarter-to-date through January 27, the Company repurchased 1.2 million shares at a cost of $644 million, which leaves $14.5 billion remaining under the approved share repurchase programs.
Fourth Quarter and Full Year 2024 Financial Results Conference Call Details
At 9:00 a.m. ET today, the Company will host a conference call to discuss its fourth quarter 2024 results. The dial-in information for this call is 1-888-330-2508 (Toll-free) and 1-240-789-2735 (Toll dial-in), using passcode 6451878. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-770-2030 (Toll-free) and 1-647-362-9199 (Toll dial-in), using passcode 6451878.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the Company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to the Company’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or

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industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, AI, information security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, countering the financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practices regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payments system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the impact of environmental, social and governance matters and related stakeholders reaction
•the inability to attract and retain a highly qualified workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•exposure to loss or illiquidity due to our role as guarantor as well as other contractual obligations and discretionary actions we may take
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the Company’s actual results to differ materially from expected results, please see the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent reports on Forms 10-Q and 8-K.

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About Mastercard (NYSE: MA)
Mastercard is a global technology company in the payments industry. Our mission is to connect and power an inclusive, digital economy that benefits everyone, everywhere by making transactions safe, simple, smart and accessible. Using secure data and networks, partnerships and passion, our innovations and solutions help individuals, financial institutions, governments and businesses realize their greatest potential. With connections across more than 220 countries and territories, we are building a sustainable world that unlocks priceless possibilities for all.
www.mastercard.com

Contacts:

Investor Relations:	Media Relations:
Devin Corr or Jud Staniar	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statements of Operations (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(in millions, except per share data)		(in millions, except per share data)
Net Revenue	$7,489	$6,548	$28,167	$25,098
Operating Expenses:
General and administrative	2,745	2,399	10,193	8,927
Advertising and marketing	295	264	815	825
Depreciation and amortization	231	205	897	799
Provision for litigation	280	308	680	539
Total operating expenses	3,551	3,176	12,585	11,090
Operating income	3,938	3,372	15,582	14,008
Other Income (Expense):
Investment income	96	89	327	274
Gains (losses) on equity investments, net	40	34	(29)	(61)
Interest expense	(184)	(148)	(646)	(575)
Other income (expense), net	1	(26)	20	(7)
Total other income (expense)	(47)	(51)	(328)	(369)
Income before income taxes	3,891	3,321	15,254	13,639
Income tax expense	549	530	2,380	2,444
Net Income	$3,342	$2,791	$12,874	$11,195
Basic Earnings per Share	$3.64	$2.98	$13.91	$11.86
Basic weighted-average shares outstanding	917	936	925	944
Diluted Earnings per Share	$3.64	$2.97	$13.89	$11.83
Diluted weighted-average shares outstanding	919	939	927	946

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Consolidated Balance Sheets (Unaudited)
	December 31, 2024	December 31, 2023
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$8,442	$8,588
Restricted cash and restricted cash equivalents	492	32
Restricted security deposits held for customers	1,874	1,845
Investments	330	592
Accounts receivable	3,773	4,060
Settlement assets	1,821	1,233
Prepaid expenses and other current assets	2,992	2,611
Total current assets	19,724	18,961
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $2,393 and $2,237, respectively	2,138	2,061
Deferred income taxes	1,614	1,355
Goodwill	9,193	7,660
Other intangible assets, net of accumulated amortization of $2,400 and $2,209, respectively	5,453	4,086
Other assets	9,959	8,325
Total Assets	$48,081	$42,448

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$929	$834
Settlement obligations	2,316	1,399
Restricted security deposits held for customers	1,874	1,845
Accrued litigation	930	723
Accrued expenses	10,393	8,517
Short-term debt	750	1,337
Other current liabilities	2,028	1,609
Total current liabilities	19,220	16,264
Long-term debt	17,476	14,344
Deferred income taxes	317	369
Other liabilities	4,553	4,474
Total Liabilities	41,566	35,451

Commitments and Contingencies

Redeemable Non-controlling Interests	—	22

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,404 and 1,402 shares issued and 907 and 927 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 7 shares issued and outstanding	—	—
Additional paid-in-capital	6,442	5,893
Class A treasury stock, at cost, 497 and 475 shares, respectively	(71,431)	(60,429)
Retained earnings	72,907	62,564
Accumulated other comprehensive income (loss)	(1,433)	(1,099)
Mastercard Incorporated Stockholders' Equity	6,485	6,929
Non-controlling interests	30	46
Total Equity	6,515	6,975
Total Liabilities, Redeemable Non-controlling Interests and Equity	$48,081	$42,448

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Consolidated Statements of Cash Flows (Unaudited)
	For the Years Ended December 31,
	2024	2023
	(in millions)
Operating Activities
Net income	$12,874	$11,195
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer incentives	1,830	1,622
Depreciation and amortization	897	799
(Gains) losses on equity investments, net	29	61
Share-based compensation	526	460
Deferred income taxes	(527)	(236)
Other	191	22
Changes in operating assets and liabilities:
Accounts receivable	186	(546)
Income taxes receivable	(165)	(171)
Settlement assets	(593)	40
Prepaid expenses	(3,225)	(2,438)
Accrued litigation and legal settlements	205	(375)
Restricted security deposits held for customers	29	277
Accounts payable	75	(99)
Settlement obligations	922	282
Accrued expenses	1,587	571
Long-term taxes payable	(163)	(129)
Net change in other assets and liabilities	102	645
Net cash provided by operating activities	14,780	11,980
Investing Activities
Purchases of investment securities available-for-sale	(508)	(300)
Purchases of investments held-to-maturity	(108)	(347)
Proceeds from sales of investment securities available-for-sale	199	87
Proceeds from maturities of investment securities available-for-sale	262	191
Proceeds from maturities of investments held-to-maturity	378	157
Purchases of property and equipment	(474)	(371)
Capitalized software	(720)	(717)
Purchases of equity investments	(42)	(89)
Proceeds from sales of equity investments	125	44
Acquisition of businesses, net of cash acquired	(2,511)	—
Other investing activities	(3)	(6)
Net cash used in investing activities	(3,402)	(1,351)
Financing Activities
Purchases of treasury stock	(11,035)	(9,032)
Dividends paid	(2,448)	(2,158)
Proceeds from debt, net	3,960	1,554
Payment of debt	(1,336)	—
Tax withholdings related to share-based payments	(178)	(89)
Cash proceeds from employee stock plans	224	237
Other financing activities	(23)	—
Net cash used in financing activities	(10,836)	(9,488)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(199)	128
Net (decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	343	1,269
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	10,465	9,196
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$10,808	$10,465

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Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). As described more fully below, these non-GAAP financial measures exclude the impact of gains and losses on the Company’s equity investments which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The Company excludes these special items because management evaluates the underlying operations and performance of the Company separately from these recurring and nonrecurring items.
In addition, the Company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results, as well as removing the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). The impact of currency translation represents the effect of translating operating results where the functional currency is different from the Company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency of the entity. The impact of the related realized gains and losses resulting from the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses) is recognized in the respective financial statement line item on the statements of operations when the underlying forecasted transactions impact earnings.
The Company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The Company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The Company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be relied upon as substitutes for the Company’s measures calculated in accordance with GAAP.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended December 31, 2024
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,551	52.6%	$(47)	14.1%	$3,342	$3.64
(Gains) losses on equity investments [1]	**	**	(40)	0.2%	(42)	(0.05)
Litigation provisions [2]	(280)	3.7%	**	0.6%	214	0.23
Adjusted - Non-GAAP	$3,270	56.3%	$(88)	14.9%	$3,513	$3.82

	Three Months Ended December 31, 2023
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,176	51.5%	$(51)	16.0%	$2,791	$2.97
(Gains) losses on equity investments [1]	**	**	(34)	(0.1)%	(27)	(0.03)
Litigation provisions [3]	(308)	4.7%	**	1.1%	221	0.24
Adjusted - Non-GAAP	$2,868	56.2%	$(85)	17.0%	$2,985	$3.18

	Three Months Ended December 31, 2024 as compared to the Three Months Ended December 31, 2023
	Increase/(Decrease)
	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	12%	1.1	ppt	(1.8)	ppt	20%	23%
(Gains) losses on equity investments [1]	**	**		0.2	ppt	—%	—%
Litigation provisions [2,3]	2%	(1.0)	ppt	(0.4)	ppt	(2)%	(2)%
Adjusted - Non-GAAP	14%	0.1	ppt	(2.0)	ppt	18%	20%
Currency impact [4]	1%	0.4	ppt	0.2	ppt	2%	2%
Adjusted - Non-GAAP - currency-neutral	15%	0.4	ppt	(1.8)	ppt	19%	22%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Q4’24 and Q4’23 net pre-tax gains of $40 million and $34 million, respectively, were primarily related to realized and unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Fourth Quarter Special Items
2.Q4’24 pre-tax charges of $280 million were primarily as a result of a legal provision associated with the U.K. consumer class action settlement and settlements with a number of U.K merchants.
3.Q4’23 pre-tax charges of $308 million were as a result of settlements with a number of U.K. and Pan-European merchants and a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
Other Notes
4.Represents the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses).

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Non-GAAP Reconciliations (Full Year)
	Twelve Months Ended December 31, 2024
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$12,585	55.3%	$(328)	15.6%	$12,874	$13.89
(Gains) losses on equity investments [1]	**	**	29	—%	25	0.03
Litigation provisions [2]	(680)	2.4%	**	0.5%	495	0.53
Restructuring charge [3]	(190)	0.7%	**	0.1%	147	0.16
Adjusted - Non-GAAP	$11,714	58.4%	$(300)	16.2%	$13,541	$14.60

	Twelve Months Ended December 31, 2023
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$11,090	55.8%	$(369)	17.9%	$11,195	$11.83
(Gains) losses on equity investments [1]	**	**	61	0.1%	36	0.04
Litigation provisions [4]	(539)	2.1%	**	0.5%	376	0.40
Adjusted - Non-GAAP	$10,551	58.0%	$(308)	18.5%	$11,607	$12.26

	Twelve Months Ended December 31, 2024 as compared to the Twelve Months Ended December 31, 2023
	Increase/(Decrease)
	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	13%	(0.5)	ppt	(2.3)	ppt	15%	17%
(Gains) losses on equity investments [1]	**	**		(0.1)	ppt	—%	—%
Litigation provisions [2,4]	(1)%	0.3	ppt	—	ppt	1%	1%
Restructuring charge [3]	(2)%	0.7	ppt	0.1	ppt	1%	1%
Adjusted - Non-GAAP	11%	0.4	ppt	(2.3)	ppt	17%	19%
Currency impact [5]	—%	0.3	ppt	0.1	ppt	1%	1%
Adjusted - Non-GAAP - currency-neutral	11%	0.7	ppt	(2.2)	ppt	18%	21%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Full Year 2024 and 2023 pre-tax net losses of $29 million and $61 million, respectively, were primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Full Year Special Items
2.Full Year 2024 pre-tax charges of $680 million were primarily as a result of a legal provision associated with the U.K. consumer class action settlement, settlements with a number of U.K. merchants and a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
3.Full Year 2024 pre-tax charge of $190 million as a result of a restructuring action intended to streamline our organization, delivering efficiencies to enable reinvestment in our business to support the realization of our long-term growth opportunities.
4.Full Year 2023 pre-tax charges of $539 million were primarily as a result of changes in the estimate related to the claims of merchants who opted out of the U.S. merchant class litigation and settlements with a number of U.K. and Pan-European merchants.
Other Notes
5.Represents the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses).

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Mastercard Incorporated Operating Performance
	For the 3 Months Ended December 31, 2024
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$615	4.8%	7.4%	$462	8.9%	12,091	10.8%	$153	3.4%	1,520	969
Canada	70	3.8%	6.7%	68	6.9%	1,135	9.0%	2	(1.5)%	6	87
Europe	870	14.3%	16.3%	700	17.7%	19,377	12.6%	170	10.6%	958	901
Latin America	212	1.9%	17.4%	155	21.6%	6,883	13.7%	57	7.3%	464	497
Worldwide less United States	1,767	8.9%	12.8%	1,385	14.5%	39,486	12.1%	382	7.0%	2,948	2,454
United States	793	9.0%	9.0%	729	9.1%	11,119	8.7%	65	8.0%	292	704
Worldwide	2,561	8.9%	11.6%	2,114	12.6%	50,606	11.4%	447	7.2%	3,240	3,159
Mastercard Credit and Charge Programs
Worldwide less United States	781	6.7%	11.4%	743	11.9%	16,908	9.6%	38	2.0%	160	823
United States	412	7.6%	7.6%	401	7.7%	4,305	7.1%	10	5.5%	9	346
Worldwide	1,193	7.0%	10.0%	1,144	10.4%	21,214	9.0%	49	2.7%	169	1,169
Mastercard Debit Programs
Worldwide less United States	986	10.6%	13.9%	642	17.6%	22,578	14.1%	344	7.6%	2,788	1,631
United States	382	10.6%	10.6%	328	10.9%	6,814	9.8%	54	8.5%	283	358
Worldwide	1,368	10.6%	13.0%	970	15.2%	29,392	13.1%	398	7.8%	3,071	1,989

	For the 12 Months Ended December 31, 2024
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$2,353	3.0%	6.7%	$1,760	8.2%	45,590	10.8%	$593	2.2%	5,930	969
Canada	267	4.7%	6.3%	259	6.2%	4,279	9.1%	8	9.4%	27	87
Europe	3,279	12.8%	15.3%	2,625	16.7%	73,602	14.0%	653	10.3%	3,833	901
Latin America	820	10.0%	18.3%	590	21.5%	25,669	16.0%	230	10.6%	1,834	497
Worldwide less United States	6,718	8.5%	12.1%	5,234	13.7%	149,141	13.2%	1,484	6.9%	11,624	2,454
United States	3,039	7.1%	7.1%	2,784	7.4%	42,581	7.5%	255	4.2%	1,167	704
Worldwide	9,757	8.1%	10.5%	8,018	11.4%	191,721	11.9%	1,739	6.5%	12,791	3,159
Mastercard Credit and Charge Programs
Worldwide less United States	3,001	6.5%	11.0%	2,848	11.3%	64,253	10.7%	153	5.9%	643	823
United States	1,567	6.4%	6.4%	1,526	6.5%	16,305	6.1%	41	0.6%	36	346
Worldwide	4,567	6.4%	9.4%	4,373	9.6%	80,558	9.8%	194	4.7%	679	1,169
Mastercard Debit Programs
Worldwide less United States	3,718	10.3%	13.0%	2,386	16.6%	84,888	15.1%	1,332	7.1%	10,982	1,631
United States	1,472	7.9%	7.9%	1,258	8.5%	26,275	8.4%	214	4.9%	1,131	358
Worldwide	5,190	9.6%	11.5%	3,644	13.6%	111,163	13.5%	1,545	6.8%	12,112	1,989

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

Mastercard Incorporated Operating Performance
	For the 3 Months ended December 31, 2023
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$587	5.1%	7.1%	$437	9.2%	10,911	11.5%	$150	1.5%	1,507	933
Canada	67	7.3%	7.5%	65	7.1%	1,042	11.1%	2	22.4%	7	80
Europe	762	17.6%	15.8%	602	17.8%	17,210	16.7%	159	9.0%	986	814
Latin America	208	23.6%	17.7%	148	20.4%	6,056	17.0%	60	11.4%	457	441
Worldwide less United States	1,624	13.0%	12.4%	1,253	14.3%	35,219	14.9%	371	6.3%	2,958	2,268
United States	728	4.3%	4.3%	668	4.6%	10,228	5.5%	60	0.6%	279	670
Worldwide	2,352	10.1%	9.7%	1,921	10.8%	45,447	12.6%	430	5.4%	3,237	2,939
Mastercard Credit and Charge Programs
Worldwide less United States	732	12.0%	12.7%	693	12.5%	15,434	12.5%	39	15.7%	174	787
United States	382	5.5%	5.5%	372	5.6%	4,022	6.5%	10	3.7%	9	330
Worldwide	1,115	9.7%	10.1%	1,065	10.0%	19,455	11.2%	49	13.1%	183	1,117
Mastercard Debit Programs
Worldwide less United States	891	13.8%	12.1%	560	16.7%	19,785	16.8%	331	5.2%	2,784	1,481
United States	345	2.9%	2.9%	296	3.5%	6,206	4.9%	50	—%	270	341
Worldwide	1,237	10.6%	9.4%	856	11.7%	25,992	13.7%	381	4.5%	3,054	1,821

	For the 12 Months ended December 31, 2023
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$2,284	3.0%	8.1%	$1,689	10.5%	41,139	12.4%	$595	1.8%	6,015	933
Canada	255	5.5%	9.3%	248	9.0%	3,924	12.4%	7	20.9%	24	80
Europe	2,906	20.4%	21.6%	2,289	24.6%	64,575	21.8%	617	11.3%	3,890	814
Latin America	745	21.9%	17.7%	529	19.3%	22,129	16.1%	216	14.1%	1,715	441
Worldwide less United States	6,190	12.9%	15.3%	4,755	17.8%	131,767	17.5%	1,435	7.6%	11,644	2,268
United States	2,837	5.9%	5.9%	2,592	6.2%	39,595	6.2%	245	2.5%	1,140	670
Worldwide	9,027	10.6%	12.2%	7,347	13.4%	171,362	14.7%	1,680	6.8%	12,784	2,939
Mastercard Credit and Charge Programs
Worldwide less United States	2,818	11.0%	14.2%	2,666	14.0%	58,027	12.5%	152	18.0%	672	787
United States	1,473	8.6%	8.6%	1,432	8.4%	15,365	9.5%	41	14.7%	36	330
Worldwide	4,291	10.1%	12.2%	4,098	12.0%	73,393	11.9%	193	17.3%	708	1,117
Mastercard Debit Programs
Worldwide less United States	3,372	14.5%	16.2%	2,089	23.1%	73,740	21.7%	1,283	6.5%	10,973	1,481
United States	1,364	3.1%	3.1%	1,160	3.6%	24,229	4.2%	204	0.4%	1,104	341
Worldwide	4,736	11.0%	12.1%	3,249	15.3%	97,969	16.9%	1,487	5.6%	12,076	1,821

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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